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                                                                    EXHIBIT 23.3








          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


          As independent petroleum consultants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports to Snyder Oil Corporation dated February 10, 1994 and February 11, 1994 appearing at Exhibit 99.1 and
Exhibit 99.2 of Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about July 28, 1994.


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By  /s/ Frederic D. Sewell
                                        --------------------------------
                                        Frederic D. Sewell, President


Dallas, Texas
July 26, 1994